Exhibit 99.1

For more information, contact:

Cogent Systems, Inc.	The Blueshirt Group, Investor Relations
Paul Kim	Chris Danne, Jill Isenstadt
Chief Financial Officer	(415) 217-7722
626-325-9600	chris@blueshirtgroup.com
www.cogentsystems.com	jill@blueshirtgroup.com

Cogent Systems Announces First Quarter 2010 Financial Results

Pasadena, CA – May 5, 2010 - Cogent Systems (Nasdaq: COGT) today announced financial results for the first ended March 31, 2010.

First quarter 2010 revenues were $24.4 million which compares to revenue of $31.0 million reported in the same year ago period. Net income on a GAAP basis for the first quarter of 2010 was $5.0 million, or $0.06 per diluted share. This compares to GAAP net income of $9.0 million, or $0.10 per diluted share in the same year ago period.

Cogent’s first quarter of 2010 GAAP results included $1.1 million of non-cash share-based compensation charges. Excluding the effects of share-based compensation, non-GAAP net income for the first quarter of 2010 was $5.7 million, or $0.06 per diluted share. This compares to non-GAAP net income of $9.5 million, or $0.11 per diluted share, in the same year ago period.

“We remain confident in our full year guidance based on orders we have already received and our short-term shippable backlog, despite the short term decrease in revenues,” commented Ming Hsieh, President and Chief Executive Officer of Cogent. “Additionally, we continue to see a growing number of opportunities around the world for award this year. We remain focused on diversifying our business, and are excited about our agreement with Hewlett Packard, a strong step toward growing our commercial practice. The Department of Homeland Security remains a key customer, and we have continued to receive new orders for our products in 2010. Overall, we are very pleased with the level of activity we are seeing in biometrics, and are focused on executing to win our share of these opportunities based on our technological leadership and compelling total cost of ownership.”

The Company will host a conference call and live webcast at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time) on Wednesday, May 5 to discuss these results. For parties in the United States and Canada, call 877-941-8416 to access the conference call. International parties can access the call at 480-629-9808.

Cogent will offer a live webcast of the conference call, accessible from the “Investor Relations” section of the Company’s website (www.cogentsystems.com). The webcast will be archived for a period of 15 days. A telephonic replay of the conference call will also be available 2 hours after the call and will run for 2 days. To hear the replay, parties in the United States and Canada should call 800-406-7325 and enter pass code 4282554. International parties should call 303-590-3030 and enter pass code 4282554.

About Cogent Systems

Cogent is a global biometric identification solutions provider to governments, law enforcement agencies, and commercial enterprises. Cogent provides the highest quality identification systems, products and services with leading technology, accuracy and speed. Cogent’s Automated

Fingerprint/Palmprint Identification Systems, or AFIS, enable customers to capture fingerprint and palm print images electronically, encode prints into searchable files, and accurately compare a set of fingerprints/palm prints to a database containing potentially millions of prints in seconds. For more information, please visit www.cogentsystems.com

Note Regarding Use of Non-GAAP Financial Measures

Certain of the information set forth herein, including non-GAAP net income and earnings per share, may be considered non-GAAP financial measures. Cogent believes this information is useful to investors because it provides a basis for measuring Cogent’s available capital resources, the operating performance of Cogent’s business and Cogent’s cash flow, excluding share-based compensation that would normally be included in the most directly comparable measures calculated and presented in accordance with Generally Accepted Accounting Principles. Cogent’s management uses these non-GAAP financial measures along with the most directly comparable GAAP financial measures in evaluating Cogent’s operating performance, capital resources and cash flow. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-financial measures as reported by Cogent may not be comparable to similarly titled amounts reported by other companies.

Forward-Looking Statements

This press release contains, in addition to historical information, forward-looking statements. Such statements are based on management’s current estimates and expectations and are subject to a number of uncertainties and risks that could cause actual results to differ materially from those described in the forward-looking statements. Cogent is providing this information as of the date of this press release, and expressly disclaims any duty to update information contained in this press release.

Forward-looking statements in this press release include, without limitation, express and implied statements regarding anticipated financial results, contract awards, stock repurchases and market developments. These forward-looking statements involve risks and uncertainties which could cause actual results to differ materially from those expressed or implied here. Readers are referred to Cogent’s Annual Report on Form 10-K for the year ended December 31, 2009 filed by Cogent with the Securities and Exchange Commission which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements, including but not limited to: changes in government policies; uncertain political conditions in international markets; deriving a significant portion of revenues from a limited number of customers; deriving a significant portion of revenues from the sale of solutions pursuant to government contracts; failure of the biometrics market to experience significant growth; failure of Cogent’s products to achieve broad acceptance; potential fluctuations in quarterly and annual results; changes in Cogent’s effective tax rate; failure to successfully compete; failure to comply with government regulations; failure to accurately predict financial results due to long sales cycles; negative publicity and/or loss of clients due to security breaches resulting in the disclosure of confidential information; loss of export licenses or changes in export laws; failure to manage projects; rapid technology change in the biometrics market; loss of a key member of management team; termination of backlog orders; loss of limited source suppliers; negative audits by government agencies; failure to protect intellectual property; exposure to intellectual property and product liability claims; difficulty in integrating acquisitions; and failure to achieve the expected benefits of acquisitions. The information contained in this press release is a statement of Cogent’s present intention, belief or expectation and is based upon, among other things, existing industry conditions, market conditions, the economy in general and Cogent’s assumptions. Cogent may change its intention, belief or expectation, at any time and without notice, based upon any changes in such factors, in its assumptions or otherwise. Cogent undertakes no obligation to review or confirm analysts’ expectations or estimates or to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. By including any information in this press release, Cogent does not necessarily acknowledge that disclosure of such information is required by applicable law or that the information is material.

COGENT, INC.

CONDENSED BALANCE SHEET

March 31, 2010 and December 31, 2009

(in thousands)

	Balance at 3/31/2010	Balance at 12/31/2009
ASSETS:
Cash and investments	$523,443	$525,871
Accounts receivable, net	25,198	19,984
Unbilled accounts receivable	325	2,152
Inventories	24,046	17,659
Property and equipment, net	37,983	37,552
Deferred income taxes	22,113	21,221
Other assets	18,801	16,124

Total assets	$651,909	$640,563

LIABILITIES & EQUITY:

Accounts payable, accrued liabilities and income taxes payable	$24,281	$26,503
Deferred revenue	69,361	61,973
Total stockholders' equity	558,267	552,087

Total liabilities & equity	$651,909	$640,563

COGENT, INC.

CONDENSED STATEMENT OF INCOME

Three Months Ended March 31, 2010 and 2009

(in thousands, except per share data)

	Three months ended March 31,
	2010	2009
Revenues:
Product revenues	$12,825	$20,666
Maintenance and services revenues	11,573	10,368

Total revenues	24,398	31,034

Cost of revenues:
Cost of product revenues (1)	4,618	5,553
Cost of maintenance and services revenues (1)	4,885	4,261

Total cost of revenues	9,503	9,814

Gross profit	14,895	21,220

Operating expenses:
Research and development (1)	3,815	3,727
Selling and marketing (1)	3,307	3,155
General and administrative (1)	2,522	3,020
Income from settlement of lawsuit	(153)	—

Total operating expenses	9,491	9,902

Operating income	5,404	11,318

Interest income	2,016	3,256
Other, net	271	45

Income before income taxes	7,691	14,619

Income tax provision	2,672	5,669

Net income	$5,019	$8,950

Net income per share:
Basic	$0.06	$0.10
Diluted	$0.06	$0.10

Number of shares used in per share computations:
Basic	89,558	89,579
Diluted	90,093	90,501

(1) Share-based compensation expense was allocated as follows:
Cost of product revenues	$178	$138
Cost of maintenance and services revenues	358	165
Research and development	256	250
Selling and marketing	223	230
General and administrative	120	193

Total share-based compensation expense	$1,135	$976

COGENT, INC.

Non-GAAP Earnings per Share Reconciliation

Three Months Ended March 31, 2010 and 2009

(in thousands, except per share data)

	Three months ended March 31, 2010	Three months ended March 31, 2009
Earnings for per share calculations

GAAP Net Income	$5,019	$8,950

GAAP Income tax provision	2,672	5,669
Share-based compensation expense	1,135	976
Tax effect (1)	(3,089)	(6,082)

Non-GAAP Net income	$5,737	$9,513

Earnings per share

GAAP Diluted EPS	0.06	$0.10

GAAP Income tax provision	0.03	0.06
Share-based compensation expense	0.01	0.01
Tax effect (1)	(0.04)	(0.06)

Non-GAAP Diluted EPS	0.06	$0.11

(1)	Tax rates as follows:

- 35% for three months ended March 31, 2010

- 39% for three months ended March 31, 2009